UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202

(Address of principal executive offices) (Zip Code)

(303) 566-3030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2019, New Age Beverages Corporation, a Washington corporation (the “Company”), and East West Bank (“EWB”) entered into a Loan and Security Agreement, which was amended by the First Amendment, Waiver and Consent to Loan and Security Agreement, dated July 11, 2019, the Second Amendment and Waiver to Loan and Security Agreement, dated October 9, 2019, and the Third Amendment and Waiver to Loan and Security Agreement, dated March 13, 2020 (as amended, the “Loan Agreement”). The Loan Agreement provides for (i) a term loan in the aggregate principal amount of $15.0 million, which may be increased to $25.0 million, subject to the satisfaction of certain conditions and (ii) a $10.0 million revolving loan facility.

On July 6, 2020, the Company entered into a Fourth Amendment to Loan and Security Agreement (the “Fourth Amendment”) with EWB. Under the Fourth Amendment, the parties replaced Section 7.14 with a new Section 6.17, which provides that, by December 31, 2020, the Company shall deliver to EWB evidence satisfactory to EWB that the Company has received cash equity investments of no less than the sum of (i) $30,000,000 and (ii) the Permitted Redemption Amount (as defined below) during the 12-month period ending December 31, 2020. The Fourth Amendment amended Section 7.6 to provide that (i) the required balance of the USD Restricted Cash Account (as defined in the Loan Agreement) shall be increased on a dollar-for-dollar basis with any cash transferred from the RMB Restricted Cash Account (as defined in the Loan Agreement) to the USD Restricted Cash Account and (ii) the required balance of the RMB Restricted Cash Account shall be reduced on a dollar-for-dollar basis with any cash transferred from the RMB Restricted Cash Account to the USD Restricted Cash Account. The Fourth Amendment also amended Section 7.7 to provide that, prior to December 31, 2020, the Company may repurchase or redeem its capital stock in an aggregate amount that may not exceed $1,200,000 (such repurchased or redeemed amount, the “Permitted Redemption Amount”).

The summary of the Fourth Amendment in this Current Report on Form 8-K is qualified by reference to the full text of the Fourth Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated July 6, 2020, by and between New Age Beverages Corporation and East West Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: July 7, 2020	By:	/s/ Gregory A Gould
Gregory A. Gould Chief Financial Officer